Exhibit 10.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

FIRST AMENDMENT TO TERM LOAN AGREEMENT (this “First Amendment”), dated as of March 4, 2009, by and among THE DOW CHEMICAL COMPANY, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (each, a “Bank” and, collectively, the “Banks”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and MORGAN STANLEY SENIOR FUNDING, INC., as Co-Syndication Agents.  Unless otherwise indicated, all capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrower, the Banks from time to time party thereto, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc. as Co-Syndication Agents, are parties to a Term Loan Agreement, dated as of September 8, 2008 (as amended, modified and/or supplemented to, but not including, the date hereof, the “Credit Agreement”);

WHEREAS, subject to the terms and conditions of this First Amendment, the parties hereto wish to amend certain provisions of the Credit Agreement as herein provided;

NOW, THEREFORE, it is agreed:

I.           Amendments to Credit Agreement.

1.           The definition of “Applicable Margin” appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Margin” means, for any day, the rate per annum set forth below opposite the Public Debt Rating then in effect:

Public Debt Rating	Applicable Margin for Loans maintained as Eurodollar Loans	Applicable Margin for Loans maintained as Base Rate Loans
BBB+/Baa1 or higher	2.750%	1.750%
BBB/Baa2	3.000%	2.000%
BBB-/Baa3	3.500%	2.500%
BB+/Bal or lower, or if unrated by Moody’s and/or S&P	4.500%	3.500%

Notwithstanding the foregoing, for any day from and including the Extension Date, the Applicable Margin shall mean the rate per annum set forth below opposite the Public

Debt Rating then in effect (subject to increase as set forth in the final sentence of this definition below):

Public Debt Rating	Applicable Margin for Loans maintained as Eurodollar Loans	Applicable Margin for Loans maintained as Base Rate Loans
BBB+/Baa1 or higher	6.500%	5.500%
BBB/Baa2	7.500%	6.500%
BBB-/Baa3	8.500%	7.500%
BB+/Bal or lower, or if unrated by Moody’s and/or S&P	10.000%	9.000%

On the 90th day following the Extension Date, and on each successive 90th day thereafter, each of the rates per annum set forth above shall be increased by an additional 1.000%.”

2.           The definition of “Asset Sale” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) inserting the text “any asset sale or joint venture related to the Petrochemical Business including, without limitation,” immediately preceding the text “the K-Dow JV Transaction” appearing therein and (ii) deleting the reference to “$250,000,000” appearing in clause (c) of such definition and inserting in lieu thereof a reference to “$50,000,000”.

3.           The definition of “Eligible Assignee” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing at the end of clause (c) thereof, (ii) deleting the proviso following clause (d) thereof in its entirety and (iii) inserting at the end thereof the following new clause (e):

“and (e) an Affiliate or Approved Fund in respect of the applicable Bank.”

4.           The definition of “Excluded Indebtedness” appearing in Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “$500,000,000” appearing in clause (v) thereof and inserting in lieu thereof a reference to “$50,000,000”.

5.           The definition of “Maturity Date” appearing in Section 1.01 of the Credit Agreement is hereby amended by inserting the following text at the end thereof:

“; provided that if the Maturity Date has been extended as set forth in, and in accordance with the terms of, Section 2.06(b), then the term “Maturity Date” shall mean such later date as to which the Maturity Date has been so extended pursuant to such Section 2.06(b).”

6.           The definition of “Net Cash Proceeds” appearing in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the word “and” immediately before clause (b) contained therein and inserting a comma in lieu thereof, (ii) inserting the following immediately following clause (b) thereof: “, and (c) in the case of Section 2.12(d), taxes as estimated by the Borrower payable by the Borrower and its Consolidated Subsidiaries as a result of such event” and (iii) adding at the end of such definition the following new sentence:

“Notwithstanding the foregoing, the Net Cash Proceeds in respect of any Asset Sale consummated by, or any Indebtedness incurred or issued by, a Consolidated Subsidiary of the Borrower which is not a wholly-owned Subsidiary shall not include (i) any portion of any amount that would otherwise constitute Net Cash Proceeds to the extent any distribution in respect of such portion would be attributable to the economic interest of any Person other than the Borrower and its wholly-owned Subsidiaries and (ii) any other amount unless and until there are no applicable legal, tax or contractual restrictions to the distribution of such amount to the Borrower or a wholly-owned Subsidiary (it being understood and agreed that the Borrower will use reasonable efforts to resolve any legal, tax or contractual restrictions to the distribution of any such amount).”

7.           Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new definitions therein in the appropriate alphabetical order:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors (or equivalent governing body) of such Person or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“Approved Fund” means a fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

“Commitment Reference Amount” means the aggregate amount of Commitments as of the First Amendment Effective Date (after giving effect to the First Amendment).

“Debt Securities Notice” has the meaning set forth in Section 5.11.

“Demand Failure Date” has the meaning set forth in Section 2.07(e).

“Excluded Equity Issuance” means, with respect to Equity Interests and Equity-Linked Securities, (i) sales or issuances to the Borrower or any of its Consolidated Subsidiaries, (ii) sales or issuances to directors, officers and employees pursuant to benefit plans or in connection with other compensation arrangements (other than any such sales or issuances to the Rohm and Haas employee stock ownership plan), (iii) sales or issuances (x) to Berkshire Hathaway Inc. or its affiliates generating Net Cash Proceeds of up to $3,000,000,000 and (y) to Kuwait Investment Authority or its affiliates generating Net Cash Proceeds of up to $1,000,000,000, in each case so long as all such Net Cash Proceeds are used for the purposes described in Section 5.09, and (iv) any single sale or issuance in an amount not greater than $10,000,000.

“Extension Date” means the Original Maturity Date if the Maturity Date is extended pursuant to Section 2.06(b).

“Extension” has the meaning set forth in Section 2.06(b).

“First Amendment” means the First Amendment to this Agreement, dated as of March 4, 2009, by and among the Borrower, the Banks party thereto, the Administrative Agent and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents.

“First Amendment Effective Date” means the First Amendment Effective Date under and as defined in the First Amendment.

“Interest Rate Cap” has the meaning set forth in a separate letter between the Borrower and the Arrangers notice of which has been given to each Bank on or prior to the First Amendment Effective Date.

“New Equity Issuance Date” means the date (if any) occurring after the First Amendment Effective Date and on or prior to the 90th day following the Closing Date on which the Borrower shall have consummated one or more sales or issuances of its Equity Interests or Equity-Linked Securities (other than Excluded Equity Issuances, but including any Excluded Equity Issuance described in clause (ii) or (iv) of the definition thereof at the election of the Borrower (such election, if any, to be made by written notice by the Borrower to the Administrative Agent within two Business Days following receipt of the Net Cash Proceeds therefrom) to the extent that the Net Cash Proceeds thereof are used to prepay the principal of Loans) and shall have received therefrom gross cash proceeds (determined in the aggregate for all such sales and issuances consummated during such period, and in the case of Equity-Linked Securities calculated based on the amount of “equity credit” given therefor by Moody’s and S&P (and if the treatment by Moody’s and S&P differs, based on the lower of the two “equity credits”) rather than on the gross cash proceeds received therefrom) of at least $1,500,000,000; provided that if the New Equity Issuance Date does not occur by the 90th day following the Closing Date it shall not occur thereafter even if the criteria set forth above in this definition are otherwise satisfied.

“Original Maturity Date” means the earlier of (a) the first anniversary of the Closing Date and (b) April 14, 2010.

“Petrochemical Business” means the business of the Borrower and its Subsidiaries related to the research, development, manufacture, distribution, marketing and sale of polyethylene, polypropylene, polycarbonate and polycarbonate compounds and blends, ethyleneamines and ethanolamines products and related licensing activities.

“Ratings Threshold” means (i) the Moody’s Credit Rating is Baa3 or higher (with at least a stable outlook) and (ii) the S&P Credit Rating is BBB- or higher (with at least a stable outlook).

“Securities” has the meaning set forth in Section 5.11.

8.           Section 2.06 of the Credit Agreement is hereby amended and restated to read in its entirety as follows

“Section 2.06  Maturity of Loans.  (a) Each Loan shall mature, and the principal amount thereof shall be due and payable, on the Maturity Date.

(b)           The Borrower may request, by delivery to the Administrative Agent of a Notice of Extension substantially in the form of Exhibit F hereto (which notice the Administrative Agent shall promptly forward to each of the Banks), at least 15 days but no more than 30 days prior to the Original Maturity Date, that the Maturity Date be extended to the date occurring one year following the Original Maturity Date (the “Extension”), and if the Borrower so requests, then as of the Original Maturity Date the Maturity Date shall be so extended so long as the following conditions shall be satisfied as of the Original Maturity Date:

(i)   immediately before and after giving effect to the Extension, no Default or Event of Default shall have occurred and be continuing;

(ii)   the representations and warranties of the Borrower contained in this Agreement shall be true and correct in all material respects on and as of the Original Maturity Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);

(iii)   the absence, since December 31, 2008, of a material adverse change in the financial position or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole (except  for the consummation of the Acquisition on the terms referred to in Section 3.02(c) and the financing thereof as contemplated as of the First Amendment Effective Date and except to the extent that the report of the Borrower on Form 10-K filed on February 20, 2009 discloses that such change has occurred; provided that any changes or developments relating to matters so disclosed (and the effects thereof) that arise after December 31, 2008 may be taken  into account in determining whether a material adverse change has occurred);

(iv)   as of the Original Maturity Date, if the covenant set forth in Section 5.10 is applicable on such date, the Total Leverage Ratio shall not be greater than the then applicable ratio set forth in Section 5.10 (for purposes of this clause (iv) calculated using Consolidated Debt as of the Original Maturity Date);

(v)   the aggregate outstanding principal amount of the Loans shall have been reduced to $8,000,000,000 or less;

(vi)   receipt by the Administrative Agent for the account of the Banks ratably, in accordance with their respective outstanding Loans, of an extension fee equal to 2.00% of the aggregate principal amount of the outstanding Loans on the Original Maturity Date (after giving effect to any prepayment or repayment on such date), as well as all other fees, costs and expenses payable by the Borrower under and in respect of this Agreement on or prior to the Extension Date for the account of the Administrative Agent, the Arrangers or any of the Banks as and to the extent separately agreed to by the Borrower in writing; and

(vii)   the Borrower shall have delivered to the Administrative Agent an officer’s certificate dated the Original Maturity Date and signed by the Chief Financial Officer or Corporate Vice President and Treasurer of the Borrower substantially in the form of Exhibit G hereto.

The occurrence of the Extension shall be deemed to be a representation and warranty by the Borrower as of the Extension Date as to the facts specified in clauses (i), (ii), (iii) and (iv) of this Section 2.06(b).”

9.           Section 2.07 of the Credit Agreement is hereby amended by inserting the following new subsection (e) at the end thereof:

“(e)           Notwithstanding the foregoing, if, on the date that is the 30th day (subject to extension as set forth in the next succeeding sentence) after a Debt Securities Notice (the “Demand Failure Date”), the Borrower shall not have issued and sold Securities generating gross proceeds in the amount set forth in such Debt Securities Notice (unless (x) the Borrower has otherwise complied with Section 5.11 but the investment banks are unable to place such Securities and (y) the Banks do not purchase (or exchange their Loans for) such Securities), the interest rate applicable to all outstanding Loans shall be the higher of (i) the rate determined pursuant to Section 2.07(a) or (b), as applicable, and (ii) the Interest Rate Cap until such Securities have been issued and sold (it being understood and agreed that interest rate increases on overdue principal and interest pursuant to the last sentence of Section 2.07(a) and (b) shall be payable in addition to the higher of the amounts set forth above in this subsection (e)).  The Demand Failure Date may be extended at the option of the Borrower for a period not in excess of 15 days if the Borrower, in the good faith judgment of its Board of Directors, determines (because of the existence of, or in anticipation of, any acquisition, financing activity, or other transaction involving the Borrower, or the unavailability for reasons beyond the Borrower’s control of any required financial statements, other information or any comfort letter, or because of the existence of material non-public information the disclosure of which would not be in the Borrower’s best interest, or any other event or condition of similar significance to the Borrower) that the sale and issuance of such Securities would be materially detrimental to the Borrower and its stockholders.”

10.           Section 2.08 of the Credit Agreement is hereby amended by inserting the following new subsections (d) and (e) at the end thereof:

“(d)           The Borrower shall pay to the Administrative Agent for the account of the Banks ratably, in accordance with their respective outstanding Loans, a fee on each of (x) the 90th day following the Closing Date (“Date 1”), (y) 90 days following Date 1 (“Date 2”), and (z) 90 days following Date 2 (“Date 3”) equal to (i) the aggregate principal amount of Loans outstanding on such date multiplied by (ii) a percentage set forth opposite such date in the relevant column below, where (A) “Column A” will apply if the

New Equity Issuance Date has not occurred, (B) “Column B” will apply if (I) the New Equity Issuance Date has occurred and (II) as of the applicable date the aggregate outstanding principal amount of Loans shall be greater than the Commitment Reference Amount minus $3,000,000,000, (C) “Column C” will apply if (I) the New Equity Issuance Date has occurred and (II) as of the applicable date the aggregate outstanding principal amount of Loans shall be greater than the Commitment Reference Amount minus $6,000,000,000 but less than or equal to the Commitment Reference Amount minus $3,000,000,000, (D) “Column D” will apply if (I) the New Equity Issuance Date has occurred and (II) as of the applicable date the aggregate outstanding principal amount of Loans shall be greater than the Commitment Reference Amount minus $9,000,000,000 but less than or equal to the Commitment Reference Amount minus $6,000,000,000 and (E) “Column E” will apply if (I) the New Equity Issuance Date has occurred and (II) as of the applicable date the aggregate outstanding principal amount of Loans shall be less than or equal to the Commitment Reference Amount minus $9,000,000,000:

Date	Column A	Column B	Column C	Column D	Column E

Date 1	2.00%	0.50%	0.00%	0.00%	0.00%

Date 2	2.00%	1.50%	1.00%	0.00%	0.00%

Date 3	2.00%	2.00%	2.00%	1.00%	0.00%

“(e)           If the Maturity Date is extended as set forth in Section 2.06(b), the Borrower shall pay to the Administrative Agent for the account of the Banks ratably, in accordance with their respective outstanding Loans, an additional duration fee on each of (v) the 60th day following the Extension Date (“Date A”), (w) 60 days following Date A (“Date B”), (x) 60 days following Date B (“Date C”), (y) 60 days following Date C (“Date D”), and (z) 60 days following Date D (“Date E”) equal to (i) the aggregate principal amount of Loans outstanding on such date multiplied by (ii) a percentage set forth opposite such date below:

Date	Percentage

Date A	1.00%
Date B	1.00%
Date C	1.00%
Date D	1.25%
Date E	1.25%

11.           Section 2.12 of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of subsection (b) thereof, (ii) deleting subsection (c) thereof in its entirety, and (iii) inserting the following new subsections (c) and (d) following subsection (b) thereof:

“(c)           receipt by the Borrower or any of its Consolidated Subsidiaries of the Net Cash Proceeds from the sale or issuance of any of its Equity Interests or Equity-Linked Securities (other than Excluded Equity Issuances), in an amount equal to such Net Cash Proceeds; and

(d)           receipt by the Borrower or any of its Consolidated Subsidiaries of the Net Cash Proceeds of any litigation, arbitration, settlement or other dispute resolution related to the proposed K-Dow JV Transaction, in an amount equal to such Net Cash Proceeds.”

12.           Section 3.02(c) of the Credit Agreement is hereby amended by inserting therein, immediately following the phrase “without giving effect to any amendment, modification or waiver thereof” appearing therein, the phrase “(whether by agreement of the parties thereto or as a result of any settlement or judicial order or determination)”.

13.           Section 5.09 of the Credit Agreement is hereby amended by inserting at the end of the first sentence thereof the following: “(including, without limitation, Transaction Costs incurred and paid prior to the Closing Date)”.

14.           Section 5.10 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

“Section 5.10  Total Leverage Ratio.  At any time when (a) if the New Equity Issuance Date has not occurred, (i) the Moody’s Credit Rating is Baa3 or lower (or the Borrower’s long term senior unsecured debt is not rated by Moody’s) or (ii) the S&P Credit Rating is BBB- or lower (or the Borrower’s long term senior unsecured debt is not rated by S&P) or (b) if the New Equity Issuance Date has occurred, (i) the Moody’s Credit Rating is Baa3 or lower (or the Borrower’s long term senior unsecured debt is not rated by Moody’s) and (ii) the S&P Credit Rating is BBB- or lower (or the Borrower’s long term senior unsecured debt is not rated by S&P), the Borrower shall not permit the Total Leverage Ratio at any such time to be greater than the ratio set forth below opposite the period then in effect:

Period	Ratio

Effective Date through and including December 30, 2009	5.75 to 1.00

December 31, 2009 through and including March 30, 2010	5.25 to 1.00

March 31, 2010 through and including September 29, 2010	4.75 to 1.00

Thereafter	4.25 to 1.00”

15.           Article V of the Credit Agreement is hereby further amended by inserting the following new Sections 5.11 and 5.12 at the end thereof:

“Section 5.11  Securities Demand.  The Borrower agrees that, upon notice by the Administrative Agent at the direction of (or with the consent of) any Arranger (a “Debt Securities Notice”), at any time and from time to time following the 60th day after the Extension Date (unless the Ratings Threshold is satisfied at such time, during which time the Borrower shall have no obligations under this Section 5.11), the Borrower will offer and, if the investment banks are able to place the Securities referred to below (including any placement with Banks directly or in exchange for Loans as provided for below), issue and sell, prior to the Demand Failure Date, through one or more investment banks selected by the Borrower and reasonably satisfactory to the Arrangers, such aggregate principal amount of senior and/or senior subordinated debt securities (the “Securities”) as will generate gross proceeds sufficient to refinance (in whole or in part as determined by the Administrative Agent in its sole discretion), all outstanding Loans made pursuant to this Agreement, upon such terms and conditions as may be specified by the Administrative Agent in the Debt Securities Notice; provided, however, that (i) the Arrangers, in their discretion after consultation with the Borrower, shall determine whether such Securities will be issued through a registered public offering or a private placement for resale pursuant to Rule 144A, (ii) such Securities will not mature any earlier than six months after the Maturity Date of the Loans (including any extension of such Maturity Date pursuant to Section 2.06(b)) and will contain such terms, including registration rights (in the event of a private placement or Rule 144A offering), covenants, events of default, change of control provisions, subordination provisions, floating or fixed interest rate (including coupon step up features), yield and redemption prices and dates and conditions as are necessary (in the judgment of the Arrangers) to successfully place such Securities (which terms may include high yield terms (it being understood and agreed that such terms shall be no less favorable to the Borrower than those generally available in the high yield debt capital markets to issuers of securities having a creditworthiness comparable to the Borrower for issuances of comparable size, in the reasonable judgment of the Arrangers after consultation with the Borrower) but in any event will take into consideration the recommendations set forth in the Credit Roundtable’s white paper “Improving Covenant Protections in the Investment Grade Bond Market” dated December 17, 2007) as determined, in consultation with the Borrower, by the Arrangers in their sole discretion; provided, however, that, without the Borrower’s consent the weighted average yield per annum thereon shall not exceed the Interest Rate Cap, (iii) the fees of the investment banks referred to above in connection with the sale and issuance of the Securities shall be reasonable and customary and (iv) the Borrower shall enter into one or more underwriting or placement agreements with the investment banks that are customary in connection with the offerings covered thereby, and containing customary provisions relating to representations, indemnities and  closing conditions (including receipt of opinions and comfort letters), and shall participate in such marketing efforts (including road shows) as may be reasonably requested by such investment banks.  If the investment banks are unable to place any such Securities, at the request of the Administrative Agent, the Banks shall be given the option to purchase (or exchange their Loans for) such Securities on a dollar-for-dollar basis in accordance with each such Bank’s respective pro rata share of the outstanding Loans.  Each Bank shall be entitled to make its own determination as to whether to purchase (or exchange its Loans for) Securities, it being understood that if one or more Banks decline to do so the Banks which agree to make such purchases or exchanges shall be entitled to purchase (or exchange for) a portion of such Securities otherwise allocable to the declining Banks (pro rata based on the outstanding Loans of the non-declining Banks).  Any such purchases and/or exchanges shall be subject to procedures to be established by the Administrative Agent, and shall be permitted as set forth above in this Section 5.11 notwithstanding anything in this Agreement (including, without limitation, Sections 2.13 and 9.04) to the contrary.

Section 5.12  Subsidiary Guarantors.  The Borrower will not permit any Indebtedness of the Borrower to be guaranteed by any Consolidated Subsidiary (other than guarantees in existence as of the First Amendment Effective Date) unless such Consolidated Subsidiary guarantees the obligations of the Borrower under this Agreement (and the promissory notes issued pursuant to Section 2.05) pursuant to a guaranty in form and substance reasonably satisfactory to the Administrative Agent (which guaranty in no event shall be less favorable to the Borrower or the respective Consolidated Subsidiary than the guaranty giving rise to the foregoing requirement).  On or prior to the date on which any Consolidated Subsidiary enters into a guaranty pursuant to the immediately preceding sentence, the Borrower will, and will cause such Consolidated Subsidiary guarantor to, deliver to the Administrative Agent such opinions of counsel, board resolutions, officer’s certificates and other related documentation in connection with such guaranty as may be reasonably requested by the Administrative Agent.”

16.           Section 6.01 of the Credit Agreement is hereby amended by (i) revising the parenthetical set forth in Section 6.01(c) to read as follows: “(other than those covered by clause (a) or (b) above or clause (j) below)”, (ii) deleting the word “or” appearing at the end of subsection (h) thereof, (iii) inserting the word “or” at the end of subsection (i) thereof and (iv) inserting the following new subsection (j) immediately following subsection (i) thereof:

“(j)           the Borrower shall fail to comply with the terms of Section 5.11; provided, however, that, anything to the contrary in this Agreement notwithstanding, the failure to issue and sell Securities in accordance with the terms of a Debt Securities Notice shall not be a Default or Event of Default if the Borrower has otherwise complied with Section 5.11 but the investment banks are unable to place such Securities;”.

17.           Section 9.06(c) of the Credit Agreement is hereby amended by deleting the phrase “with (and subject to) the subscribed consent of the Borrower (which shall not be required if a Default under Section 6.01(a), (f) or (g) has occurred and is continuing)” appearing therein, and inserting in lieu thereof the following phrase: “with (and subject to) the subscribed consent of the Borrower (which shall not be required (i) after the Closing Date, for an assignment of Loans to a Bank or any assignment to an Affiliate of a Bank or an Approved Fund,

(ii) if a Default under Section 6.01(a), (f) or (g) has occurred and is continuing or (iii) at any time following the Extension Date)”.

18.           The Credit Agreement is hereby further amended by adding thereto new Exhibits F and G in the form of Exhibits F and G attached hereto.

19.           The Commitments are hereby reduced by $500,000,000 to $12,500,000,000 effective as of the First Amendment Effective Date.  To effect the reduction referred to in the immediately preceding sentence, the Credit Agreement is hereby further amended by amending and restating Schedule 2.01 thereto in its entirety to read as set forth on Schedule 2.01 attached hereto.

II.           Miscellaneous Provisions.

1.           In order to induce the Banks to enter into this First Amendment, the Borrower hereby represents and warrants that (i) no Default or Event of Default exists as of the First Amendment Effective Date (as defined herein) before giving effect to this First Amendment, (ii) no Default or Event of Default exists as of the First Amendment Effective Date (as defined herein) after giving effect to this First Amendment and (iii) all of the representations and warranties contained in the Credit Agreement are true and correct in all material respects on the First Amendment Effective Date both before and after giving effect to this First Amendment, with the same effect as though such representations and warranties had been made on and as of the First Amendment Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

2.           The Credit Agreement is modified only by the express provisions of this First Amendment and this First Amendment shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement except as specifically set forth herein.

3.           This First Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

4.           THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

5.           This First Amendment shall become effective on the date (the “First Amendment Effective Date”) when:

(a) the Borrower and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile or other electronic transmission) the same to White & Case LLP, 1155

Avenue of the Americas, New York, NY 10036; Attention:  May Yip-Daniels (facsimile number: 212-354-8113 / email: myip@whitecase.com);

(b) the Borrower shall have paid to the Administrative Agent for the account of the Administrative Agent, the Arrangers and the Banks such fees, costs and expenses as shall have been separately agreed in writing by the Borrower, to the extent due and payable on or prior to the First Amendment Effective Date in accordance with their terms;

(c) the Administrative Agent shall have received an officer’s certificate from the Chief Financial Officer or Corporate Vice President and Treasurer of the Borrower substantially in the form of Exhibit A hereto; and

(d) the Administrative Agent shall have received (i) an opinion of the Assistant General Counsel, Corporate and Financial Law, of the Borrower, substantially in the form of Exhibit B-1 hereto and (ii) an opinion of Shearman & Sterling LLP, special counsel to the Borrower, substantially in the form of Exhibit B-2 hereto.

The Administrative Agent shall promptly notify the Borrower and the Banks of the satisfaction of the foregoing conditions, and such notice shall be conclusive and binding on all parties hereto absent manifest error.

6.           From and after the First Amendment Effective Date, all references to the Credit Agreement in the Credit Agreement and any related documentation shall be deemed to be references to the Credit Agreement, as modified hereby.

*        *        *

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this First Amendment as of the date first above written.

THE DOW CHEMICAL COMPANY

By:	/s/ GEOFFERY E. MERSZEI
	Name:	Geoffery E. Merszei
	Title:	Executive Vice President and Chief Financial Officer

Signature page to First Amendment Dow Chemical Credit Agreement

CITBANK, N.A., Individually and as Administrative Agent

By:	/s/ KEVIN EGE
	Name:	Kevin Ege
	Title:	Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Co-Syndication Agent

By:	/s/ DON BURKITT
	Name:	Don Burkitt
	Title:	Vice President

MORGAN STANLEY SENIOR FUNDING, INC., Individually and as Co-Syndication Agent

By:	/s/ ANISH SHAH
	Name:	Anish Shah
	Title:	Vice President

signature page to First Amendment Dow Chemical Credit Agreement

SIGNATURE PAGE TO THE FIRST AMENDMENT TO TERM LOAN AGREEMENT, DATED AS OF MARCH 4, 2009, AMONG THE DOW CHEMICAL COMPANY, THE BANKS PARTY FROM TIME TO TIME PARTY THERETO, CITIBANK, N.A., AS ADMINISTRATIVE AGENT, AND MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED AND MORGAN STANLEY SENIOR FUNDING, INC., AS CO-SYNDICATION AGENTS

BANCO SANTANDER S.A., NEW YORK BRANCH

By:	/s/ RAMON E. COLON NAVARRO
	Name:	Ramon E. Colon Navarro
	Title:	Vice President

By:	/s/ IGNACIO CAMPILLO
	Name:	Ignacio Campillo
	Title:	Managing Director

signature page to First Amendment Dow Chemical Credit Agreement

BARCLAYS BANK PLC

By:	/s/ DAVID BARTON
	Name:	David Barton
	Title:	Director

signature page to First Amendment Dow Chemical Credit Agreement

BAYERISCHE LANDESBANK, NEW YORK BRANCH

By:	/s/ NIKOLAI VON MENGDEN
	Name:	Nikolai von Mengden
	Title:	Senior Vice President

By:	/s/ MATTHEW DECARLO
	Name:	Matthew DeCarlo
	Title:	Vice President

signature page to First Amendment Dow Chemical Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. - NEW YORK BRANCH

By:	/s/ KRISTER HOLM
	Name:	Krister Holm
	Title:	Managing Director

By:	/s/ MICHAEL D’ANNA
	Name:	Michael D’Anna
	Title:	Director

signature page to First Amendment Dow Chemical Credit Agreement

BANK OF AMERICA, N.A.

By:	/s/ EDWIN B. COX, JR.
	Name:	Edwin B. Cox, Jr.
	Title:	Senior Vice President

signature page to First Amendment Dow Chemical Credit Agreement

THE BANK OF NEW YORK MELLON

By:	/s/ WILLIAM M. FEATHERS
	Name:	William M. Feathers
	Title:	Vice President

signature page to First Amendment Dow Chemical Credit Agreement

THE BANK OF NOVA SCOTIA

By:	/s/ ANDREW OSTROV
	Name:	Andrew Ostrov
	Title:	Director

signature page to First Amendment Dow Chemical Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ LTD.

By:	/s/ VICTOR PIERZCHALSKI
	Name:	Victor Pierzchalski
	Title:	Authorized Signatory

signature page to First Amendment Dow Chemical Credit Agreement

COMMONWEALTH BANK OF AUSTRALIA

By:	/s/ GUY BUXTON
	Name:	Guy Buxton
	Title:	Risk Executive

signature page to First Amendment Dow Chemical Credit Agreement

DEUTSCHE BANK AG, NEW YORK BRANCH

By:	/s/ MARCUS TARKINGTON
	Name:	Marcus Tarkington
	Title:	Director

By:	/s/ RAINER MEIER
	Name:	Rainer Meier
	Title:	Director

signature page to First Amendment Dow Chemical Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ DAVE MANDELL
	Name:	Dave Mandell
	Title:	Managing Director

signature page to First Amendment Dow Chemical Credit Agreement

INTESA SANPAOLO S.p.A.

By:	/s/ ROBERT WURSTER
	Name:	Robert Wurster
	Title:	SVP

By:	/s/ FRANCESCO DIMARIO
	Name:	Francesco DiMario
	Title:	FVP

signature page to First Amendment Dow Chemical Credit Agreement

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ DON BURKITT
	Name:	Don Burkitt
	Title:	Vice President

signature page to First Amendment Dow Chemical Credit Agreement

MERRILL LYNCH COMMERCIAL FINANCE CORPORATION

By:	/s/ CHANTAL SIMON
	Name:	Chantal Simon
	Title:	Chief Risk Officer

signature page to First Amendment Dow Chemical Credit Agreement

MIZUHO CORPORATE BANK, LTD.

By:	/s/ LEON MO
	Name:	Leon Mo
	Title:	Senior Vice President

signature page to First Amendment Dow Chemical Credit Agreement

MORGAN STANLEY BANK, N.A.

By:	/s/ ANISH SHAH
	Name:	Anish Shah
	Title:	Authorized Signatory

signature page to First Amendment Dow Chemical Credit Agreement

THE ROYAL BANK OF SCOTLAND, PLC

By:	/s/ L. PETER YETMAN
	Name:	L. Peter Yetman
	Title:	SVP

signature page to First Amendment Dow Chemical Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ YOSHIHIRO HYAKUTOME
	Name:	Yoshihiro Hyakutome
	Title:	General Manager

signature page to First Amendment Dow Chemical Credit Agreement

STANDARD CHARTERED BANK

By:	/s/ JAMES P. HUGHES
	Name:	James P. Hughes
	Title:	Vice President

By:	/s/ A. WILLIAMS
	Name:	A. Williams
	Title:	Managing Director

signature page to First Amendment Dow Chemical Credit Agreement

EXHIBIT A
TO FIRST AMENDMENT

THE DOW CHEMICAL COMPANY

[FORM OF]
OFFICER’S CERTIFICATE

I, the undersigned [Chief Executive Officer/Executive Vice President] of The Dow Chemical Company, a corporation organized under the laws of the State of Delaware (the “Borrower”), do hereby certify, solely in my capacity as [Chief Executive Officer/Executive Vice President] of the Borrower and not in my individual capacity, on behalf of the Borrower, that:

(b)           1.           This Certificate is furnished pursuant to the First Amendment to the Credit Agreement, dated as of March 4, 2009, among the Borrower, the Banks party thereto, Citibank, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley Senior Funding, Inc., as Co-Syndication Agents (the “First Amendment”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the First Amendment.

(c)           2.           Attached hereto as Exhibit 1 is a true and correct copy of resolutions that were duly adopted on July 9, 2008, by unanimous written consent of the Board of Directors of the Borrower, and said resolutions have not been rescinded, amended or modified.  Except as attached hereto as Exhibit 1, no resolutions have been adopted by the Board of Directors of the Borrower that deal with the execution, delivery or performance of the Credit Agreement or the First Amendment.

3.           The persons named in Exhibit 2 were all of the directors of the Borrower on the date of the unanimous written consent referred to in paragraph 2 above, and remain such directors on the date hereof.

4.           Attached hereto as Exhibit 3 is a true and correct copy of the good standing certificate from the Secretary of State of the State of Delaware.

5.           On the date hereof, there is no pending proceeding for the dissolution or liquidation of the Borrower or, to the knowledge of the undersigned, threatening its existence.

6.           On the date hereof, the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects (other than any such representation or warranty that refers to a specific date, in which case such representation or warranty shall be true and correct as of such specific date).

7.           On the date hereof, no Default has occurred and is continuing.

[Signature page follows]

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____________, 2009.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

4

I, Charles J. Kalil, the undersigned [TITLE] of the Borrower, do hereby certify, solely in my capacity as an officer of the Borrower and not in my individual capacity, on behalf of the Borrower, that:

1.           [NAME] is the duly elected and qualified [Chief Executive Officer/Executive Vice President] of the Borrower and the signature above is his genuine signature.

2.           The certifications made by [NAME] on behalf of the Borrower in Items 2, 3, 4 and 5 above are true and correct.

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of _____________, 2009.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

5

EXHIBIT 1

Resolutions

See attached.

EXHIBIT 2

Directors

Andrew N. Liveris	Chairman, Chief Executive Officer and Director

Geoffery E. Merszei	Executive Vice President, Chief Financial Officer and Director

Arnold A. Allemang	Director

Jacqueline K. Barton	Director

James A. Bell	Director

Dennis H. Reilley	Director

Jeff M. Fettig	Director

James M. Ringler	Director

Barbara Hackman Franklin	Director

Ruth G. Shaw	Director

John B. Hess	Director

Paul G. Stern	Director

EXHIBIT 3

Good Standing Certificate

See attached.

EXHIBIT B-1
TO FIRST AMENDMENT

OPINION OF ASSISTANT GENERAL COUNSEL,
CORPORATE AND FINANCIAL LAW,
OF THE BORROWER

March __, 2009

To the Banks and the Administrative Agent
Referred to Below
In care of Citibank, N.A.,
as Administrative Agent

Dear Sirs:

I have acted as counsel for The Dow Chemical Company, a Delaware corporation (the “Borrower”), and I have caused to be examined (i) the Term Loan Agreement, dated as of September 8, 2008 (the “Credit Agreement”) among the Borrower, the banks listed on Schedule 2.01 thereto, and Citibank, N.A. as Administrative Agent, and (ii) the First Amendment to the Credit Agreement dated as of March 4, 2009 (the “First Amendment”).  Terms defined in the Credit Agreement are used herein as therein defined (or if not defined therein, as defined in the First Amendment).  The Credit Agreement as amended by the First Amendment is hereinafter called the “Amended Credit Agreement”.

I have caused to be examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have caused to be conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

Upon the basis of the foregoing, I am of the opinion that:

1.  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware.

2.  The execution and delivery of the First Amendment and the performance by the Borrower of the Amended Credit Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Restated Certificate of Incorporation or Bylaws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or result in the creation or imposition of any lien on any asset of the Borrower or on any material assets of its Subsidiaries.

3.  The First Amendment has been duly executed and delivered on behalf of the Borrower.

4.  Except as disclosed in the Borrower’s 2008 Form 10-K, there is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting,

the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole.

5.  There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, which in any manner draws into question the validity of the Amended Credit Agreement.

6.  Each of the Borrower’s Domestic Subsidiaries (if any) is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation.

I am qualified to practice law in the State of Michigan and do not purport to be an expert on, or to express any opinion herein concerning, the law of any jurisdiction other than the law of the State of Michigan, the General Corporation Law of the State of Delaware and the federal law of the United States of America.

The opinions expressed in this letter are based on laws in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws be changed by legislative action, judicial decision or otherwise.  This opinion is rendered solely to you in connection with the above matter.  This opinion may not be relied upon by you for any other purpose or relied upon by any other person (other than your permitted successors and assigns) without my prior written consent.

Very truly yours,

Kenneth D. Isley
Assistant General Counsel, Corporate and Financial Law

2

EXHIBIT B-2
TO FIRST AMENDMENT

March __, 2009

To the Persons listed in Schedule A

THE DOW CHEMICAL COMPANY

Ladies and Gentlemen:

We have acted as counsel to The Dow Chemical Company, a Delaware corporation (the “Company”) in connection with the preparation, execution and delivery of the First Amendment, dated as of the date hereof (the “First Amendment”) to the Term Loan Agreement, dated as of September 8, 2008 (the “Agreement”), among the Company and each of you.  This opinion is furnished to you pursuant to Section II(5)(d)(ii) of the First Amendment.

In that connection, we have reviewed originals or copies of the following documents:

(A)	the Agreement; and

(B)	the First Amendment.

We have also reviewed originals or copies of such other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinion expressed below.

In our review of the Agreement, the First Amendment and other documents, we have assumed:

(a)           The genuineness of all signatures.

(b)           The authenticity of the originals of the documents submitted to us.

(c)           The conformity to authentic originals of any documents submitted to us as copies.

(d)           As to matters of fact, the truthfulness of the representations made in the Agreement and the First Amendment and in certificates of public officials and officers of the Company.

(e)           That the First Amendment is the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

(f)           That:

(1)      The Company is an entity duly organized and validly existing under the laws of the jurisdiction of its organization;

(2)      The Company has full power to execute, deliver and perform the First Amendment, and has duly executed and delivered the First Amendment;

(3)      The execution, delivery and performance of the First Amendment by the Company have been duly authorized by all necessary action (corporate or otherwise) and do not:

(a)    contravene its certificate or articles of incorporation, by-laws or other organizational documents;

(b)    except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

(c)    result in any conflict with or breach of any agreement or document binding on it of which any addressee hereof has knowledge, has received notice or has reason to know.

(4)      Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it of which an addressee hereof has knowledge, has received notice or has reason to know) any other third party is required for the due execution, delivery or performance of the First Amendment by the Company or, if any such authorization, approval, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

We have not independently established the validity of the foregoing assumptions.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant thereto), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the First Amendment or the transactions governed by the First Amendment.  Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the First Amendment or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the First Amendment or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that the First Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

Our opinion expressed above is subject to the following qualifications:

(A)           Our opinion is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).

(B)           Our opinion is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

(C)           Our opinion is limited to Generally Applicable Law, and we do not express any opinion herein concerning any other law.

2

A copy of this opinion letter may be delivered by any of you to any person that becomes a Bank in accordance with the provisions of the Agreement, as amended by the First Amendment.  Any such person may rely on the opinion expressed above as if this opinion letter were addressed and delivered to such person on the date hereof.

This opinion letter is rendered to you in connection with the transactions contemplated by the First Amendment.  This opinion letter may not be relied upon by you or a future Bank for any other purpose without our prior written consent.

This opinion letter speaks only as of the date hereof.  We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Very truly yours,

RMB/ CTP/ NEK
DLB

3

EXHIBIT F
TO TERM LOAN AGREEMENT

EXTENSION REQUEST

[DATE]

Citibank, N.A.,
as Administrative Agent
c/o Citigroup Global Loans
1615 Brett Road
OPS 3
New Castle, DE 19720

Attn:	Kamel Saleh
(302) 323-3199 (telephone)
(212) 994-0961 (telecopier)
kamel.saleh@citi.com (email)

Ladies and Gentlemen:

This notice (the “Extension Notice”) is executed and delivered by The Dow Chemical Company (the “Borrower”) to Citibank, N.A. (the “Administrative Agent”), pursuant to that certain Term Loan Agreement (as it may be amended, modified, supplemented, or restated from time to time, the “Credit Agreement”) dated as of September 8, 2008, entered into by and among the Borrower, the Administrative Agent, and the lenders named therein (the “Banks”).  Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby notifies you pursuant to the terms of Section 2.06(b) of the Credit Agreement that it elects to extend the Maturity Date to ____*____ (such extension of the Maturity Date, the “Extension”).

In connection with the Extension requested hereby, the Borrower hereby represents, warrants and certifies to the Administrative Agent for the benefit of the Banks that:

(a)	This Extension Notice is being delivered not more than thirty (30) days nor less than fifteen (15) days prior to the Original Maturity Date;

(b)
As of the date of this Extension Notice, each representation and warranty made by the Borrower in Article IV of the Credit Agreement is true and correct in all material respects, with the same force and effect as if made on and as of such date, provided that any representation and warranty that is made with respect to facts or circumstances as of a specific date shall be true and correct in all material respects as of such date; and

(c)	No Default or Event of Default exists and is continuing as of the date hereof.

*           *           *

* Insert date occurring one year following the Original Maturity Date.

This Extension Request is executed on ____________, 2010.  The undersigned hereby certifies each and every matter contained herein to be true and correct.

THE DOW CHEMICAL COMPANY

By:
Name:
Title:

Accepted and Approved:

CITIBANK, N.A., as Administrative Agent

By:
Name:
Title:

Signature Page to Extension Request

EXHIBIT G
TO TERM LOAN AGREEMENT

THE DOW CHEMICAL COMPANY

[FORM OF]
OFFICER’S CERTIFICATE

I, the undersigned [Chief Financial Officer][Corporate Vice President and Treasurer] of The Dow Chemical Company, a corporation organized under the laws of the State of Delaware (the “Borrower”), do hereby certify, solely in my capacity as [Chief Financial Officer][Corporate Vice President and Treasurer] of the Borrower and not in my individual capacity, on behalf of the Borrower, that:

1.           This Certificate is furnished pursuant to Section 2.06(b)(vii) of the Term Loan Agreement, dated as of September 8, 2008, among the Borrower, the Banks party thereto, Citibank, N.A., as Administrative Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“ML”) and Morgan Stanley Senior Funding, Inc. (“MSSF”), as Co-Syndication Agents (as amended, modified and/or supplemented to and including the date hereof, the “Credit Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

2.           Immediately before and after giving effect to the Extension, no Default or Event of Default has occurred and is continuing;

3.           On the date hereof, the representations and warranties of the Borrower contained in the Credit Agreement are true and correct in all material respects on and as of the date hereof, provided that any representation or warranty that is made with respect to facts or circumstances as of a specific date shall be true and correct in all material respects as of such date;

4.           There has not been, since December 31, 2008, a material adverse change in the financial position or operations of the Borrower and its Consolidated Subsidiaries, considered as a whole (except  for the consummation of the Acquisition on the terms referred to in Section 3.02(c) and the financing thereof as contemplated as of the First Amendment Effective Date and except to the extent that the report of the Borrower on Form 10-K filed on February 20, 2009 discloses that such change has occurred; provided that any changes or developments relating to matters so disclosed (and the effects thereof) that arise after December 31, 2008 may be taken  into account in determining whether a material adverse change has occurred); and

[5.           As of the date hereof, the Total Leverage Ratio is not greater than the then applicable ratio set forth in Section 5.10 of the Credit Agreement (calculated using Consolidated Debt as of the date hereof).]1

*           *           *

___________________________

1 Include only if the covenant set forth in Section 5.10 of the Credit Agreement is applicable on the Original Maturity Date.

IN WITNESS WHEREOF, I have hereunto set my hand this ___ day of __________, 2010.

THE DOW CHEMICAL COMPANY

By:
Name:
	Title:	[Chief Financial Officer][Corporate Vice President and Treasurer]

Signature Page to Officer's Certificate

SCHEDULE 2.01

The Dow Chemical Company
Term Loan Commitments

Legal Name of Lending Institutions	Commitment

Citibank, N.A.	$1,298,076,923.07

Bank of America, N.A.	$913,461,538.46

Barclays Bank PLC	$913,461,538.46

Deutsche Bank AG, Cayman Islands Branch	$913,461,538.46

HSBC Bank USA, N.A.	$913,461,538.46

Mizuho Corporate Bank, Ltd.	$913,461,538.46

Royal Bank of Scotland, plc	$913,461,538.46

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$913,461,538.46

Merrill Lynch Commercial Finance	$846,153,846.15

Morgan Stanley Senior Funding, Inc.	$692,307,692.31

Morgan Stanley Bank	$605,769,230.78

Merrill Lynch Capital Corporation	$451,923,076.93

Banco Bilbao Vizcaya Argentaria, S.A. - New York Branch	$288,461,538.46

Banco Santander S.A., New York Branch	$288,461,538.46

Bayerische Landesbank, New York Branch	$288,461,538.46

Intesa Sanpaolo S.p.A.	$288,461,538.46

Standard Chartered Bank	$288,461,538.46

Sumitomo Mitsui Banking Corporation	$288,461,538.46

The Bank of Nova Scotia	$288,461,538.46

The Bank of New York Mellon	$96,153,846.15

Commonwealth Bank of Australia	$96,153,846.15
Total	$12,500,000,000.00